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                                                                       EXHIBIT 5

                        Milbank, Tweed, Hadley & McCloy
                     601 South Figueroa Avenue, 30th Floor
                         Los Angeles, California  90017
                             Phone:  (213) 892-4000
                              Fax:  (213) 629-5063


                               February 13, 1997



The Right Start, Inc.
5334 Sterling Center Drive
Westlake Village, California  91361

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 125,000 shares (the "Shares") of Common Stock, no par value per share, of The Right Start, Inc. (the "Company") issuable under the Company's 1995 Non-Employee Directors Option Plan (the "Plan"). As your counsel in connection with this transaction, we have examined copies, certified to our satisfaction, of the Plan and such records of the Company as we have deemed necessary as a basis for the opinion expressed below.

          Based on these examinations, it is our opinion that upon the registration of the Shares under the Securities Act, the issuance of the Shares in accordance with the terms and conditions of the Plan and the receipt by the Company of consideration to be received by the Company pursuant to the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you in connection with the registration of the Shares, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                              Very truly yours,


                              /s/  Milbank, Tweed, Hadley & McCloy
                              ------------------------------------

KJB/EHS